              As filed with the Securities and Exchange Commission
                               on April 23, 1998

                                              Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              PC CONNECTION, INC.
             (Exact name of registrant as specified in its charter)

                  Delaware                                  02-0497006
        (State or other jurisdiction of                  (I.R.S. Employer
        incorporation or organization)                Identification Number)

      528 Route 13, Milford, New Hampshire                    03055
    (Address of Principal Executive Offices)                (Zip Code)

                           1997 Stock Incentive Plan
                           (Full title of the plan)

                                Patricia Gallup
                           Chairman of the Board and
                            Chief Executive Officer
                              PC Connection, Inc.
                                 528 Route 13
                         Milford, New Hampshire 03055
                    (Name and address of agent for service)

                                (603) 423-2000
         (Telephone number, including area code, of agent for service)

================================================================================

                        CALCULATION OF REGISTRATION FEE

================================================================================

                                                                         Proposed
                                               Proposed maximum          maximum            Amount of
 Title of securities     Amount to be         offering price per     aggregate offering    registration
 to be registered         registered               share                   price               fee
---------------------------------------------------------------------------------------------------------
Common Stock,
$0.01 par value            800,000               $20.38(1)             $16,304,000(1)        $4,810
=========================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Common Stock on Nasdaq National Market on April 20, 1998 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The information required by Part I is included in documents sent or given to participants in the Registrant's 1997 Stock Incentive Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference
          ---------------------------------------

          The following documents, which are filed with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

          (1) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

          (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or the prospectus referred to in (1) above.

          (3) The description of the common stock of the Registrant, $0.01 par value per share (the "Common Stock"), contained in the Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities
          -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel
          --------------------------------------

          The legality of the Common Stock being offered hereby will be passed upon for the Registrant by Hale and Dorr LLP, Boston, Massachusetts.

Item 6.   Indemnification of Directors and Officers
          -----------------------------------------

          Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
Section 145 further provides that a corporation similarly may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite an adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Article SEVENTH of the Registrant's Amended and Restated Certificate of Incorporation (the "Certificate") provides that, except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Registrant shall be personally liable to the Registrant of its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability.

     Article EIGHTH of the Certificate provides that the Registrant shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant), by reason of his or her position (an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Article EIGHTH of the Certificate provides that the Registrant shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of Indemnitee's position or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses and, to the extent permitted by law amounts paid in settlement actually and reasonably incurred by him or her on his or her behalf in connection with such action, suit or proceeding, and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant.

     As permitted by Section 145, the Registrant has purchased a general liability insurance policy which covers certain liabilities of directors and officers of the Registrant arising out of claims based on acts or omissions in their capacity as directors or officers and for which they are not indemnified by the Registrant.

Item 7.   Exemption from Registration Claimed
          -----------------------------------

          Not applicable.

Item 8.   Exhibits
          --------

          The Exhibit Index immediately preceding the exhibits to this Registration Statement is incorporated herein by reference.

Item 9.   Undertakings
          ------------

     1.   The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (i) and (ii) do not apply if the
          --------  -------
          information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milford, New Hampshire, on the 23rd day of April, 1998.


                                   PC CONNECTION, INC.


                                   By /s/ Patricia Gallup
                                      ----------------------------
                                      Patricia Gallup
                                      Chairman of the Board and
                                      Chief Executive Officer



                               POWER OF ATTORNEY

     We, the undersigned officers and directors of PC Connection, Inc. hereby severally constitute Patricia Gallup, Wayne L. Wilson and Paul P. Brountas, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable PC Connection, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

         Signature                                       Title                       Date
         ---------                                       -----                       ----

                                              Chairman of the Board and Chief     April 23, 1998
 /s/ Patricia Gallup                          Executive Officer
----------------------------------            (principal executive officer)
Patricia Gallup

 /s/ Mark Gavin                               Chief Financial Officer             April 23, 1998
----------------------------------            (principal financial and
Mark Gavin                                    accounting officer)


                                              Vice Chairman of the Board          April 23, 1998
 /s/ David Hall
----------------------------------
David Hall

                                              Director                            April 23, 1998
 /s/ David Beffa-Negrini
----------------------------------
David Beffa-Negrini

                                              Director                            April 23, 1998
 /s/ Martin C. Murrer
----------------------------------
Martin C. Murrer

                                              Director                            April 23, 1998
 /s/ Peter J. Baxter
----------------------------------
Peter J. Baxter

                                 Exhibit Index
                                 -------------


Exhibit
Number    Description
--------  -----------

4.1(1)    Amended and Restated Certificate of Incorporation of the Registrant

4.2(2)    By-Laws of the Registrant

5.1       Opinion of Hale and Dorr LLP

23.1      Consent of Hale and Dorr LLP (included in Exhibit 5.1)

23.2      Consent of Deloitte & Touche LLP

24 Power of Attorney (included in the signature page of this Registration Statement)


-------------------
(1) Incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-41171).

(2) Incorporated herein by reference to Exhibit 3.4 to the Registrant's Registration Statement on Form S-1 (File No. 333-41171).